Exhibit 5.1


May 24, 1996


Ault Incorporated
7300 Boone Avenue North
Minneapolis, MN  55428-1028


     Re:  Opinion of Counsel as to Legality of 100,000 Common
Shares to be
          Registered under the Securities Act of 1933


Ladies and Gentlemen:

This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 100,000 Common Shares, no par value, of Ault Incorporated (the "Company") offered to employees of the Company pursuant to the Ault Incorporated 1996 Employee Stock Purchase Savings Plan (the "Plan").

As general counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 100,000 Common Shares to be offered to employees by the Company under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said Common Shares under the Securities Act of 1933.

Very truly yours,

LINDQUIST & VENNUM P.L.L.P.


/s/Lindquist & Vennum P.L.L.P.